POWER OF ATTORNEY
AND
CONFIRMING STATEMENT

          KNOW ALL PERSONS BY THESE PRESENTS, that Douglas Crocker, II, whose signature appears below, designates, appoints, and constitutes, and hereby confirms the designation, appointment and constitution of, each of T. Richard Riney and Donna M. Coté as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to execute and file on his/her behalf all Forms 3, 4 and 5 (including any amendments thereto) that he/she may be required to file with the U.S. Securities and Exchange Commission and the New York Stock Exchange as a result of his/her direct or indirect ownership of, or transactions in, securities of Ventas, Inc. and its subsidiary companies.  The undersigned hereby further grants unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate said execution and filing, fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each attorney-in-fact.  The authority of T. Richard Riney and Donna M. Coté under this Power of Attorney and Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned’s direct or indirect ownership of or transactions in securities of Ventas, Inc. and its subsidiary companies unless earlier revoked in writing.  The undersigned acknowledges that T. Richard Riney and Donna M. Coté are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934, as amended.

Date:	August 23, 2002	Signed:	/s/Douglas Crocker II
		Printed Name:	Douglas Crocker II

STATE OF ILLINOIS	)
)ss
COUNTY OF WILL	)

           SUBSCRIBED AND SWORN to before me by Douglas Crocker II, Director of Ventas, Inc. this 23rd day of August, 2002.

           My commission expires: May 3, 2003.

                                                             /s/Juanita Tarantino

                                                            Notary Public